Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

700 South Flower Street, Suite 500 Los Angeles, CA	90017
(Address of principal executive offices)	(Zip code)

THE STANLEY WORKS

(Exact name of obligor as specified in its charter)

Connecticut	06 - 0548860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C., 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-135006).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-135006).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois on the 24th day of September, 2008.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Lawrence M. Kusch

Name:	Lawrence M. Kusch
Title:	Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,964
Interest-bearing balances	0

Securities:
Held-to-maturity securities	35
Available-for-sale securities	295,737

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	34,400
Securities purchased under agreements to resell	90,123

Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0

Trading assets	0

Premises and fixed assets (including capitalized leases)	12,357

Other real estate owned	0

Investments in unconsolidated subsidiaries and associated companies	0

Not applicable

Intangible assets:
Goodwill	876,153
Other Intangible Assets	286,743

Other assets	140,067

Total assets	$1,737,579

LIABILITIES

Deposits:
In domestic offices	1,406
Noninterest-bearing	1,406
Interest-bearing	0

Not applicable

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0

Trading liabilities	0

Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	218,691

Not applicable

Not applicable

Subordinated notes and debentures	0

Other liabilities	132,014

Total liabilities	352,111

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0

Common stock	1,000

Surplus (exclude all surplus related to preferred stock)	1,121,520

Retained earnings	262,078

Accumulated other comprehensive income	870

Other equity capital components	0

Total equity capital	1,385,468

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,737,579

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	}	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	}
Frank P. Sulzberger, Vice President		Directors (Trustees)
William D. Lindelof, Vice President